Exhibit (h)(30)
EXHIBIT A
     THIS REVISED EXHIBIT A, effective as of September 9, 2011, is Exhibit A to that certain Accounting Services Agreement dated as of February 22, 2011 between BNY MELLON INVESTMENT SERVICING (US) INC. and HIGHLAND FUNDS II. This Exhibit A is revised for the addition of Highland Energy and Materials Fund, Highland Trend Following Fund, Highland Natural Resources Fund, Highland Dividend Equity Fund and Highland Alpha Strategies Fund, and shall supersede all previous forms of this Exhibit A.
PORTFOLIOS
Highland U.S. Equity Fund (f/k/a GE U.S. Equity Fund)
Highland Tax-Exempt Fund (f/k/a GE Tax-Exempt Fund)
Highland Short-Term Govt Fund (f/k/a GE Short-Term Govt Fund)
Highland Fixed Income Fund (f/k/a GE Fixed Income Fund)
Highland Global Equity Fund (f/k/a GE Global Equity Fund)
Highland International Equity Fund (f/k/a GE International Equity Fund)
Highland Premier Growth Equity Fund (f/k/a GE Growth Equity Fund)
Highland Money Market Fund II (f/k/a GE Money Market Fund)
Highland Government Securities Fund (f/k/a GE Government Securities Fund)
Highland Small-Cap Value Equity Fund (f/k/a GE Small-Cap Value Equity Fund)
Highland Core Value Equity Fund (f/k/a GE Core Value Equity Fund)
Highland Total Return Fund (f/k/a GE Total Return Fund)
Highland Energy and Materials Fund
Highland Trend Following Fund
Highland Natural Resources Fund
Highland Dividend Equity Fund
Highland Alpha Trend Strategies Fund
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Revised Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

HIGHLAND FUNDS II

By:

Name:

Title:

Date:

Agreed:

BNY MELLON INVESTMENT SERVICING (US) INC.

By:

Name:

Title:

Date:

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